Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2020 THIRD QUARTER RESULTS

WEATHER RELATED CLAIMS DRIVE IMPROVEMENT OVER 2019

ATLANTA, (November 2, 2020) -- Crawford & Company® (NYSE: CRD-A and CRD-B), the world’s largest publicly listed independent provider of claims management and outsourcing solutions to carriers, brokers and corporates, today announced its financial results for the third quarter ended September 30, 2020.

The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75% of CRD-A, voting as a class.

GAAP Consolidated Results

Third Quarter 2020

•	Revenues before reimbursements of $253.1 million, compared with $254.7 million for the 2019 third quarter
•	Net income attributable to shareholders of $24.4 million, compared with $11.0 million in the same period last year
•	Diluted earnings per share of $0.46 for both CRD-A and CRD-B, compared with $0.21 for CRD-A and $0.19 for CRD-B in the prior year third quarter

Non-GAAP Consolidated Results

Third Quarter 2020

Non-GAAP results for the 2020 third quarter have been presented on a constant dollar basis to 2019 and exclude the non-cash income tax impact of the first quarter 2020 goodwill impairment of $1.9 million and the after-tax gain on disposition of businesses of $11.3 million. Non-GAAP consolidated results for the 2019 quarter exclude arbitration and claim settlements of $0.9 million after tax.

•	Revenues before reimbursements, on a non-GAAP basis, of $255.2 million, compared with $254.7 million for the 2019 third quarter
•	Net income attributable to shareholders, on a non-GAAP basis, totaled $15.2 million in the 2020 third quarter, compared with $11.9 million in the same period last year
•	Diluted earnings per share, on a non-GAAP basis, of $0.29 for both CRD-A and CRD-B in the 2020 third quarter, compared with $0.23 for CRD-A and $0.21 for CRD-B in the prior year third quarter
•

Consolidated adjusted operating earnings, on a non-GAAP basis, were $28.2 million, or 11.1% of non-GAAP revenues, in the 2020 third quarter, compared with $23.7 million, or 9.3% of revenues, in the 2019 third quarter

•

Consolidated adjusted EBITDA, a non-GAAP financial measure, was $35.2 million, or 13.8% of non-GAAP revenues, in the 2020 third quarter, compared with $32.2 million, or 12.6% of revenues, in the 2019 third quarter

Management Comments

Mr. Rohit Verma, chief executive officer of Crawford & Company, stated, “Crawford delivered strong third quarter 2020 results that grew sequentially from the second quarter and exceeded third quarter 2019 results. Our results were driven by the strength of our core business and further propelled by the surge in weather-related activity in the U.S. Importantly, we expanded profitability, driving non-GAAP operating earnings to $28.2 million during the quarter. Additionally, we continue to see traction from our large-scale clients and momentum remains strong, winning over $22.5 million of new and enhanced business in the quarter. Our financial position remains very healthy, with operating cash flow up 35% over the prior year-to-date period and net debt at the lowest level since 2013.”

Mr. Verma concluded, “As we enter the fourth quarter, we remain focused on maintaining our market leadership position through a culture of innovation and unparalleled solutions. Our commitment to our people and service excellence to clients lead our priorities as we carry out our purpose of restoring and enhancing lives, businesses and communities. As a result, we are confident in our financial strength and our ability to deliver superior results for our shareholders over the long term.”

Segment Results for the Third Quarter

Crawford Claims Solutions

Crawford Claims Solutions revenues before reimbursements were $98.4 million in the third quarter of 2020, increasing from $86.3 million in the third quarter of 2019. Absent foreign currency rate fluctuations of ($0.9) million, third quarter 2020 revenues would have been $99.2 million, up 15.0% from the prior year third quarter.

Excluding centralized indirect support costs, gross profit increased to $22.7 million, or a gross margin of 23.1% in 2020 from $19.8 million, or a gross margin of 22.9% in 2019. Included in the 2020 third quarter direct costs was a $1.4 million benefit resulting from the Canada Emergency Wage Subsidy. After the allocation of indirect costs, the segment had operating earnings of $7.2 million in the 2020 third quarter increasing over the $2.7 million in the third quarter of 2019. The operating margin was 7.3% in the 2020 quarter and 3.1% in the 2019 quarter.

Crawford Specialty Solutions

Crawford Specialty Solutions revenues before reimbursements were $67.5 million in the third quarter of 2020, down from $68.9 million in the same period of 2019. Absent foreign exchange rate fluctuations of ($0.9) million, revenues would have been $68.5 million for the three months ended September 30, 2020, decreasing 0.6% compared with prior year third quarter revenues.

Excluding centralized indirect support costs, gross profit increased to $28.2 million, or a gross margin of 41.8% in 2020 from $24.8 million, or a gross margin of 36.0%, in 2019. Included in the 2020 third quarter direct costs was a $1.0 million benefit resulting from the Canada Emergency Wage Subsidy. After allocation of indirect costs, operating earnings were $17.4 million in the 2020 third quarter increasing over the $13.3 million in the 2019 period. The segment’s operating margin for the 2020 quarter was 25.7% as compared with 19.3% in the 2019 quarter.

Crawford TPA Solutions

Crawford TPA Solutions segment revenues before reimbursements were $87.2 million in the 2020 third quarter, decreasing from $99.5 million in the 2019 third quarter. Absent foreign currency rate fluctuations of ($0.3) million, third quarter 2020 revenues would have been $87.5 million, down 12.0% from prior year third quarter.

Excluding centralized indirect support costs, gross profit decreased to $20.3 million, or a gross margin of 23.2% in 2020 from $26.7 million, or a gross margin of 26.8% in 2019. Included in the 2020 third quarter direct costs was a $0.4 million benefit resulting from the Canada Emergency Wage Subsidy. After allocation of indirect costs, Crawford TPA Solutions recorded operating earnings of $4.4 million in the third quarter of 2020 representing an operating margin of 5.1% compared with $9.3 million, or 9.4% of revenues, in the 2019 third quarter.

Unallocated Corporate and Shared Costs and Credits, Net

Unallocated corporate costs were $1.0 million in the third quarter of 2020, compared to $1.6 million in the same period of 2019. The decrease for the three months ended September 30, 2020 was due to a decrease in self-insurance expenses and a $1.9 million credit from the Canada Emergency Wage Subsidy, partially offset by an increase in incentive compensation.

Income Tax Impact of First Quarter Goodwill Impairment

The Company recognized a non-cash goodwill impairment in the 2020 first quarter, totaling $17.7 million, related to its Crawford Claims Solutions segment. Due to the non-discrete income tax treatment of the goodwill impairment, the initial income tax benefit related to the impairment will normalize during the remainder of the year, resulting in a lower full year income tax benefit. During the 2020 third quarter, the impact of this treatment decreased the income tax benefit by $1.9 million, or $0.04 per share.

Business Acquisitions and Dispositions

On June 12, 2020, the Company sold its 51% interest in Lloyd Warwick International (“LWI”) for cash proceeds of $19.6 million and payment of $3.6 million to settle intercompany indebtedness. In the third quarter, the Company recognized an additional $0.7 million related to net working capital adjustments under the terms of the acquisition agreement which increased the purchase price to $20.3 million. Due to the Company’s two-month reporting lag for reporting its international results, this transaction was recorded in the quarter ended September 30, 2020. The Company recognized a gain of $14.7 million ($11.7 million net of tax) on the disposition. The Company recognized an additional loss on the disposal of Crawford Compliance Inc. of $0.6 million in the third quarter. Both of these disposals were in our Crawford Specialty Solutions segment and resulted in a net gain of $0.21 per diluted share.

On July 21, 2020, the Company acquired the remaining 15% membership interests of WeGoLook, LLC for $0.3 million. The non-compete agreements with the former minority members were terminated under the terms of the purchase agreement. As a result, the Company recognized $1.1 million of accelerated amortization on the non-compete agreement in the 2020 third quarter.

Subsequent Events

On October 1, 2020, the Company acquired the remaining 85% equity interests in Crawford Carvallo and its subsidiaries. Crawford Carvallo is a leading provider for loss adjusting, claims management solutions and legal services in Chile. The purchase price includes an initial lump-sum payment $11.6 million and a maximum of $11.7 million payable over the next six years based on achieving certain EBITDA performance goals.

On November 1, 2020, the Company acquired 100% of HBA Group in Australia, including 100% of the stock in each of HBA Group’s entities HBA Legal, Pillion and Paratus. HBA Legal is a legal services provider that will complement the Company’s Crawford TPA Solutions segment in Australia. The purchase price includes an initial lump-sum payment of $5.0 million and a maximum $3.2 million payable over the next four years based on achieving certain revenue and EBITDA performance goals.

COVID-19

The Company estimates that COVID-19 negatively impacted its revenues in the range of $21.0 to $25.0 million for the three months ended September 30, 2020, and negatively impacted its revenues in the range of $46.0 to $54.0 million for the nine months ended September 30, 2020. The Company expects the ongoing global economic slowdown resulting from COVID-19 could have a material impact to its results of operations, financial condition and cash flow in one or more future quarters.

Balance Sheet and Cash Flow

The Company’s consolidated cash and cash equivalents position as of September 30, 2020, totaled $48.7 million, compared with $51.8 million at December 31, 2019. The Company’s total debt outstanding as of September 30, 2020, totaled $127.8 million, compared with $177.0 million at December 31, 2019.

The Company’s operations provided $57.3 million of cash during 2020, compared with $42.3 million provided in 2019. The increase in cash provided by operating activities was primarily due to deferred payroll tax filings and a benefit from the Canada Emergency Wage Subsidy, totaling $17.3 million. The Company incurred higher software development and capital expenditures in 2020, which partially offset the increase in cash flows from operations, leading to a free cash flow increase of $4.3 million as compared to the prior year.

The Company made $3.0 million in contributions to its U.S. defined benefit pension plan and $0.5 million to its U.K. plans for 2020, compared with no contributions to the U.S. plan and $0.5 million to the U.K. plans in 2019.

During 2020, the Company repurchased 155,351 shares of CRD-A and 161,459 of CRD-B at an average cost of $8.42 per share. The total cost of share repurchases during 2020 was $2.7 million. The Company did not repurchase any shares during the 2020 third quarter.

Conference Call

As previously announced, Crawford & Company will host a conference call on November 3, 2020 at 8:30 a.m. Eastern Time to discuss its third quarter 2020 results. The conference call can be accessed live by dialing 1-800-374-2518 and using Conference ID 3377243. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, https://ir.crawco.com. The call will be recorded and available for replay through December 3, 2020. You may dial 1-855-859-2056 to listen to the replay.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment, restructuring costs, arbitration and claims settlement, gain on disposition of businesses, income taxes and net income or loss attributable to noncontrolling interests and redeemable noncontrolling interests.

Gross profit is defined as revenues less direct expenses which exclude indirect overhead expenses allocated to the business. Indirect expenses consist of centralized administrative support costs, regional and local shared services that are allocated to each segment based on usage.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with recurring adjustments for depreciation and amortization, net corporate interest expense, income taxes, stock-based compensation expense and foreign exchange fluctuations. Additionally, adjustments for non-recurring expenses for goodwill impairment, restructuring costs, arbitration and claim settlements and gain on disposition of businesses have been included in the calculation of adjusted EBITDA.

Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, certain unallocated professional fees and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment's operating activities on a consistent basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended				Nine Months Ended
(in thousands)		September 30, 2020		September 30, 2019		September 30, 2020		September 30, 2019
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$152,728	60.3%	$146,177	57.4%	$419,064	57.8%	$432,292	57.0%
U.K.	GBP	30,060	11.9%	30,844	12.1%	95,003	13.1%	93,967	12.4%
Canada	CAD	22,267	8.8%	28,350	11.1%	68,339	9.4%	87,037	11.5%
Australia	AUD	19,946	7.9%	18,649	7.3%	54,270	7.5%	54,223	7.1%
Europe	EUR	12,730	5.0%	13,817	5.4%	40,137	5.5%	40,002	5.3%
Rest of World	Various	15,393	6.1%	16,840	6.7%	48,258	6.7%	51,095	6.7%
Total Revenues, before reimbursements		$253,124	100.0%	$254,677	100.0%	$725,071	100.0%	$758,616	100.0%

Following is a reconciliation of segment and consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis:

	Three months ended		Nine Months Ended
(in thousands)	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Operating earnings:
Crawford Claims Solutions	$7,219	$2,661	$6,329	$4,058
Crawford Specialty Solutions	17,390	13,301	38,340	38,108
Crawford TPA Solutions	4,414	9,347	13,870	21,106
Unallocated corporate and shared costs, net	(968)	(1,649)	(5,227)	(2,393)
Consolidated operating earnings	28,055	23,660	53,312	60,879
(Deduct) add:
Net corporate interest expense	(1,599)	(3,162)	(6,275)	(8,346)
Stock option expense	(457)	(450)	(1,033)	(1,348)
Amortization expense	(3,665)	(2,829)	(9,153)	(8,429)
Goodwill impairment	—	—	(17,674)	—
Restructuring costs	—	—	(5,714)	—
Arbitration and claim settlements	—	(1,200)	—	(12,552)
Gain on disposition of businesses, net	14,104	—	13,763	—
Income tax provision	(11,729)	(5,328)	(9,554)	(11,120)
Net (income) loss attributable to noncontrolling interests and redeemable noncontrolling interests	(312)	355	1,224	713
Net income attributable to shareholders of Crawford & Company	$24,397	$11,046	$18,896	$19,797

Following is a reconciliation of net income attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA:

	Three months ended		Nine Months Ended
(in thousands)	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net income attributable to shareholders of Crawford & Company	$24,397	$11,046	$18,896	$19,797
Add (Deduct):
Depreciation and amortization	10,700	10,236	30,150	30,086
Stock-based compensation	734	1,211	2,732	2,610
Net corporate interest expense	1,599	3,162	6,275	8,346
Goodwill impairment	—	—	17,674	—
Restructuring costs	—	—	5,714	—
Arbitration and claim settlements	—	1,200	—	12,552
Gain on disposition of businesses, net	(14,104)	—	(13,763)	—
Income tax provision	11,729	5,328	9,554	11,120
Foreign exchange fluctuations	142	—	516	—
Non-GAAP adjusted EBITDA	$35,197	$32,183	$77,748	$84,511

Following is a reconciliation of operating cash flow to free cash flow for the nine months ended September 30, 2020 and 2019:

Nine Months Ended
(in thousands)	September 30, 2020	September 30, 2019	Change
Net Cash Provided by Operating Activities	$57,316	$42,325	$14,991
Less:
Property & Equipment Purchases, net	(10,850)	(5,664)	(5,186)
Capitalized Software (internal and external costs)	(12,793)	(7,276)	(5,517)
Free Cash Flow	$33,673	$29,385	$4,288

Following are the reconciliations of GAAP Revenue, Operating Earnings, Pretax Earnings, Net Income and Earnings Per Share to related non-GAAP Adjusted figures, which reflect 2020 on a constant dollar basis before goodwill impairment, restructuring costs and gain on disposition of businesses and for 2019 exclude the results of the arbitration and claim settlements:

Three Months Ended September 30, 2020
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company(1)	Diluted earnings per CRD-A share(1)	Diluted earnings per CRD-B share(1)
GAAP	$253,124	$28,055	$36,438	$24,397	$0.46	$0.46
Adjustments:
Income tax impact of first quarter goodwill impairment	—	—	—	1,935	0.04	0.04
Gain on disposition of businesses, net	—	—	(14,104)	(11,275)	(0.21)	(0.21)
Foreign exchange fluctuations	2,120	179	142	142	—	—
Non-GAAP Adjusted	$255,244	$28,234	$22,476	$15,199	$0.29	$0.29

Three Months Ended September 30, 2019
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$254,677	$23,660	$16,019	$11,046	$0.21	$0.19
Adjustments:
Arbitration and claim settlements	—	—	1,200	887	0.02	0.02
Non-GAAP Adjusted	$254,677	$23,660	$17,219	$11,933	$0.23	$0.21

Nine Months Ended September 30, 2020
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax income	Net income attributable to Crawford & Company(1)	Diluted earnings per CRD-A share(1)	Diluted earnings per CRD-B share(1)
GAAP	$725,071	$53,312	$27,226	$18,896	$0.36	$0.34
Adjustments:
Goodwill impairment	—	—	17,674	13,274	0.25	0.25
Restructuring costs	—	—	5,714	3,263	0.06	0.06
Gain on disposition of businesses, net	—	—	(13,763)	(10,807)	(0.20)	(0.20)
Foreign exchange fluctuations	9,220	594	516	502	0.01	0.01
Non-GAAP Adjusted	$734,291	$53,906	$37,367	$25,128	$0.48	$0.46

Nine Months Ended September 30, 2019
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$758,616	$60,879	$19,084	$19,797	$0.39	$0.33
Adjustments:
Arbitration and claim settlements	—	—	12,552	9,276	0.17	0.17
Non-GAAP Adjusted	$758,616	$60,879	$31,636	$29,073	$0.56	$0.50

(1) The income tax impact of goodwill impairment is based on the estimated annual effective income tax rate. Due to the non-discrete income tax treatment of the first quarter goodwill impairment, the income tax benefit will normalize as income is earned during the remainder of the year, resulting in a lower full year income tax benefit.

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share:

	Three months ended		Nine Months Ended
(in thousands)	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
GAAP
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	30,643	30,645	30,575	30,701
Class B Common Stock	22,510	22,831	22,533	23,071
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	30,937	31,140	30,810	31,116
Class B Common Stock	22,510	22,831	22,533	23,071

Non-GAAP (2)
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	30,937	31,140	30,801	31,116
Class B Common Stock	22,510	22,831	22,533	23,071

(2) The Company determines year to date dilutive shares for GAAP reporting by averaging all quarterly dilutive shares for quarters where positive net income was reported. The Company had a net loss for GAAP reporting during the first quarter of 2020, that resulted in no additional dilutive securities added to the basic weighted average shares in calculating diluted weighted average shares for GAAP reporting as their impact would be anti-dilutive. As the Company had Non-GAAP positive net income for each quarter in 2020, dilutive securities from each quarter were averaged to determine Non-GAAP earnings per share for the nine months ended September 30, 2020.

Further information regarding the Company’s operating results for the quarter ended September 30, 2020, financial position as of September 30, 2020, and cash flows for the quarter ended September 30, 2020 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is the world's largest publicly listed independent provider of claims management and outsourcing solutions to carriers, brokers and corporates with an expansive global network serving clients in more than 70 countries. The Company’s shares are traded on the NYSE under the symbols CRD-A and CRD-B. The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class. More information is available at www.crawco.com.

Earnings per share may be different between CRD-A and CRD-B due to the payment of a higher per share dividend on CRD-A than CRD-B, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended September 30,	2020	2019	% Change

Revenues:
Revenues Before Reimbursements	$253,124	$254,677	(1)%
Reimbursements	8,545	11,165	(23)%
Total Revenues	261,669	265,842	(2)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	177,061	180,849	(2)%
Reimbursements	8,545	11,165	(23)%
Total Costs of Services	185,606	192,014	(3)%

Selling, General, and Administrative Expenses	52,065	52,564	(1)%
Corporate Interest Expense, Net	1,599	3,162	(49)%
Arbitration and Claim Settlements	—	1,200	nm
Gain on Disposition of Businesses, Net	(14,104)	—	nm
Total Costs and Expenses	225,166	248,940	(10)%

Other Expense, Net	(65)	(883)	(93)%

Income Before Income Taxes	36,438	16,019	127%
Provision for Income Taxes	11,729	5,328	120%

Net Income	24,709	10,691	131%

Net (Income) Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	(312)	355	(188)%

Net Income Attributable to Shareholders of Crawford & Company	$24,397	$11,046	121%

Earnings Per Share - Basic:
Class A Common Stock	$0.46	$0.22	109%
Class B Common Stock	$0.46	$0.19	142%

Earnings Per Share - Diluted:
Class A Common Stock	$0.46	$0.21	119%
Class B Common Stock	$0.46	$0.19	142%

Cash Dividends Per Share:
Class A Common Stock	$0.04	$0.07	(43)%
Class B Common Stock	$0.04	$0.05	(20)%

nm = not meaningful

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Nine Months Ended September 30,	2020	2019	% Change

Revenues:
Revenues Before Reimbursements	$725,071	$758,616	(4)%
Reimbursements	25,519	31,449	(19)%
Total Revenues	750,590	790,065	(5)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	518,263	533,664	(3)%
Reimbursements	25,519	31,449	(19)%
Total Costs of Services	543,782	565,113	(4)%

Selling, General, and Administrative Expenses	163,327	171,407	(5)%
Corporate Interest Expense, Net	6,275	8,346	(25)%
Goodwill Impairment	17,674	—	nm
Restructuring Costs	5,714	—	nm
Arbitration and Claim Settlements	—	12,552	nm
Gain on Disposition of Businesses, Net	(13,763)	—	nm
Total Costs and Expenses	723,009	757,418	(5)%

Other Expense, Net	(355)	(2,443)	(85)%

Income Before Income Taxes	27,226	30,204	(10)%
Provision for Income Taxes	9,554	11,120	(14)%

Net Income	17,672	19,084	(7)%

Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	1,224	713	72%

Net Income Attributable to Shareholders of Crawford & Company	$18,896	$19,797	(5)%

Earnings Per Share - Basic:
Class A Common Stock	$0.36	$0.39	(8)%
Class B Common Stock	$0.34	$0.33	3%

Earnings Per Share - Diluted:
Class A Common Stock	$0.36	$0.39	(8)%
Class B Common Stock	$0.34	$0.33	3%

Cash Dividends Per Share:
Class A Common Stock	$0.14	$0.21	(33)%
Class B Common Stock	$0.12	$0.15	(20)%

nm = not meaningful

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2020 and December 31, 2019

Unaudited

(In Thousands, Except Par Values)

	September 30,	December 31,
	2020	2019
ASSETS

Current Assets:
Cash and Cash Equivalents	$48,739	$51,802
Accounts Receivable, Net	123,563	128,217
Unbilled Revenues, at Estimated Billable Amounts	106,610	103,894
Income Taxes Receivable	7,820	7,820
Prepaid Expenses and Other Current Assets	26,641	23,476
Total Current Assets	313,373	315,209

Net Property and Equipment	34,160	31,425

Other Assets:
Operating Lease Right-of-Use Asset, Net	107,956	102,354
Goodwill	61,151	80,642
Intangible Assets Arising from Business Acquisitions, Net	66,223	75,083
Capitalized Software Costs, Net	64,130	66,445
Deferred Income Tax Assets	18,107	17,971
Other Noncurrent Assets	74,522	70,884
Total Other Assets	392,089	413,379

Total Assets	$739,622	$760,013

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$3,028	$28,531
Accounts Payable	33,592	34,377
Operating Lease Liability	31,918	30,765
Accrued Compensation and Related Costs	74,681	68,499
Self-Insured Risks	9,941	11,311
Income Taxes Payable	7,022	3,030
Other Accrued Liabilities	34,117	31,449
Deferred Revenues	27,129	28,288
Current Installments of Finance Leases	49	15
Total Current Liabilities	221,477	236,265

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	124,684	148,408
Operating Lease Liability	91,963	87,064
Deferred Revenues	23,921	24,080
Accrued Pension Liabilities	56,542	65,909
Other Noncurrent Liabilities	38,749	33,410
Total Noncurrent Liabilities	335,859	358,871

Redeemable Noncontrolling Interests	-	2,310

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	30,645	30,610
Class B Common Stock, $1.00 Par Value	22,510	22,671
Additional Paid-in Capital	66,339	63,392
Retained Earnings	258,504	249,551
Accumulated Other Comprehensive Loss	(195,002)	(206,907)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	182,996	159,317
Noncontrolling Interests	(710)	3,250
Total Shareholders’ Investment	182,286	162,567

Total Liabilities and Shareholders’ Investment	$739,622	$760,013

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES

Unaudited

(In Thousands, Except Percentages)

Three Months Ended September 30,

	Crawford Claims Solutions		%	Crawford Specialty Solutions		%	Crawford TPA Solutions		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change

Revenues Before Reimbursements	$98,369	$86,250	14.1%	$67,545	$68,932	(2.0)%	$87,210	$99,495	(12.3)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	65,673	56,985	15.2%	32,928	35,993	(8.5)%	53,613	58,594	(8.5)%

% of Revenues Before Reimbursements	66.8%	66.1%		48.7%	52.2%		61.5%	58.9%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	25,477	26,604	(4.2)%	17,227	19,638	(12.3)%	29,183	31,554	(7.5)%

% of Revenues Before Reimbursements	25.9%	30.8%		25.5%	28.5%		33.5%	31.7%

Total Operating Expenses	91,150	83,589	9.0%	50,155	55,631	(9.8)%	82,796	90,148	(8.2)%

Operating Earnings (1)	$7,219	$2,661	171.3%	$17,390	$13,301	30.7%	$4,414	$9,347	(52.8)%

% of Revenues Before Reimbursements	7.3%	3.1%		25.7%	19.3%		5.1%	9.4%

Nine Months Ended September 30,

	Crawford Claims Solutions		%	Crawford Specialty Solutions		%	Crawford TPA Solutions		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change

Revenues Before Reimbursements	$257,407	$255,572	0.7%	$196,794	$206,237	(4.6)%	$270,870	$296,807	(8.7)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	171,107	168,951	1.3%	102,677	106,003	(3.1)%	166,243	177,911	(6.6)%

% of Revenues Before Reimbursements	66.5%	66.1%		52.2%	51.4%		61.4%	59.9%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	79,971	82,563	(3.1)%	55,777	62,126	(10.2)%	90,757	97,790	(7.2)%

% of Revenues Before Reimbursements	31.1%	32.3%		28.3%	30.1%		33.5%	32.9%

Total Operating Expenses	251,078	251,514	(0.2)%	158,454	168,129	(5.8)%	257,000	275,701	(6.8)%

Operating Earnings (1)	$6,329	$4,058	56.0%	$38,340	$38,108	0.6%	$13,870	$21,106	(34.3)%

% of Revenues Before Reimbursements	2.5%	1.6%		19.5%	18.5%		5.1%	7.1%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment, restructuring costs, gain on disposition of businesses, arbitration and claim settlements, and certain unallocated corporate and shared costs and credits. See page 4-5 for additional information about segment operating earnings.

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT AND INDIRECT COSTS

Unaudited

(In Thousands, Except Percentages)

Three Months Ended September 30,

	Crawford Claims Solutions		%	Crawford Specialty Solutions		%	Crawford TPA Solutions		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change

Revenues Before Reimbursements	$98,369	$86,250	14.1%	$67,545	$68,932	(2.0)%	$87,210	$99,495	(12.3)%

Direct Expense	75,689	66,498	13.8%	39,306	44,130	(10.9)%	66,937	72,785	(8.0)%

% of Revenues Before Reimbursements	76.9%	77.1%		58.2%	64.0%		76.8%	73.2%

Segment Gross Profit	22,680	19,752	14.8%	28,239	24,802	13.9%	20,273	26,710	(24.1)%

% of Revenues Before Reimbursements	23.1%	22.9%		41.8%	36.0%		23.2%	26.8%

Indirect Costs	15,461	17,091	(9.5)%	10,849	11,501	(5.7)%	15,859	17,363	(8.7)%

% of Revenues Before Reimbursements	15.7%	19.8%		16.1%	16.7%		18.2%	17.5%

Operating Earnings (1)	$7,219	$2,661	171.3%	$17,390	$13,301	30.7%	$4,414	$9,347	(52.8)%

% of Revenues Before Reimbursements	7.3%	3.1%		25.7%	19.3%		5.1%	9.4%

Nine Months Ended September 30,

	Crawford Claims Solutions		%	Crawford Specialty Solutions		%	Crawford TPA Solutions		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change

Revenues Before Reimbursements	$257,407	$255,572	0.7%	$196,794	$206,237	(4.6)%	$270,870	$296,807	(8.7)%

Direct Expense	201,936	199,190	1.4%	124,470	133,771	(7.0)%	207,594	220,956	(6.0)%

% of Revenues Before Reimbursements	78.5%	77.9%		63.2%	64.9%		76.6%	74.4%

Segment Gross Profit	55,471	56,382	(1.6)%	72,324	72,466	(0.2)%	63,276	75,851	(16.6)%

% of Revenues Before Reimbursements	21.5%	22.1%		36.8%	35.1%		23.4%	25.6%

Indirect Costs	49,142	52,324	(6.1)%	33,984	34,358	(1.1)%	49,406	54,745	(9.8)%

% of Revenues Before Reimbursements	19.1%	20.5%		17.3%	16.7%		18.2%	18.4%

Operating Earnings (1)	$6,329	$4,058	56.0%	$38,340	$38,108	0.6%	$13,870	$21,106	(34.3)%

% of Revenues Before Reimbursements	2.5%	1.6%		19.5%	18.5%		5.1%	7.1%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment, restructuring costs, gain on disposition of businesses, arbitration and claim settlements, and certain unallocated corporate and shared costs and credits. See page 4-5 for additional information about segment operating earnings

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year to Date Period Ended September 30, 2020 and September 30, 2019

Unaudited

(In Thousands)

	2020	2019
Cash Flows From Operating Activities:
Net income	$17,672	$19,084
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	30,150	30,086
Goodwill impairment	17,674	—
Gain on disposition of businesses, net	(13,763)	—
Stock-based compensation	2,732	2,610
Changes in operating assets and liabilities:
Accounts receivable, net	485	1,108
Unbilled revenues, net	(9,223)	(8,740)
Accrued or prepaid income taxes	2,462	443
Accounts payable and accrued liabilities	16,097	(4,361)
Deferred revenues	(1,491)	514
Accrued retirement costs	(6,101)	1,545
Prepaid expenses and other operating activities	622	36
Net cash provided by operating activities	57,316	42,325

Cash Flows From Investing Activities:
Acquisitions of property and equipment	(10,850)	(5,664)
Capitalization of computer software costs	(12,793)	(7,276)
Cash proceeds from disposition of business, net of cash disposed	19,273	—
Payments for business acquisitions, net of cash acquired	—	(2,296)
Net cash used in investing activities	(4,370)	(15,236)

Cash Flows From Financing Activities:
Cash dividends paid	(6,986)	(9,894)
Proceeds from shares purchased under employee stock-based compensation plans	811	1,909
Repurchases of common stock	(2,666)	(25,673)
Increases in revolving credit facility borrowings	76,876	65,449
Payments on revolving credit facility borrowings	(124,454)	(64,962)
Payments on finance lease obligations	(33)	(106)
Cash paid for equity investments	(603)	—
Dividends paid to noncontrolling interests	(196)	(458)
Net cash used in financing activities	(57,251)	(33,735)

Effects of exchange rate changes on cash and cash equivalents	1,242	(372)
Decrease in cash and cash equivalents	(3,063)	(7,018)
Cash and cash equivalents at beginning of year	51,802	53,119
Cash and cash equivalents at end of period	$48,739	$46,101